EXHIBIT 4

REGISTERED	REGISTERED
No. R-1CUSIP 67021CAH0ISIN NO. US67021CAH07REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT:  $200,000,000STATED MATURITY:  MAY 17, 2016INTEREST PAYMENT DATES:FEBRUARY 17, MAY 17, AUGUST 17 AND NOVEMBER 17REGULAR RECORD DATES: MAY 2, AUGUST 2, NOVEMBER 2 AND FEBRUARY 2 IMMEDIATELY PRECEDING THE APPLICABLE INTEREST PAYMENT DATE

NSTAR ELECTRIC COMPANY

FLOATING RATE DEBENTURE DUE MAY 17, 2016

THIS SECURITY IS A REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF.

Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to NSTAR ELECTRIC COMPANY or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (the “Registered Owner”) (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NSTAR ELECTRIC COMPANY, a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Owner, or registered assigns, the principal amount specified in the title of this security (the “Principal Amount”) on the Stated Maturity, except to the extent redeemed prior to the Stated Maturity, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on August 17, 2013, and on the Stated Maturity (or upon earlier redemption) at the rates per annum determined in accordance with the provisions specified below until the principal hereof is paid or made available for payment and at such rates on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date (“Special Record Date”) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

The Securities will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by Massachusetts or other applicable state law, as such law may be modified by United States law of general application. The interest rate for each Interest Period will be reset on the 17th day of the months of May, August, November and February of each year (each a “Reset Date”), except in the case of the initial Interest Period, which will be set on May 15, 2013.  The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.24%. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Securities, the Company and the Trustee.

Upon the request of a Holder of the Securities, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

Interest in the debentures will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly interest period. The accrued interest for any period is calculated by multiplying the principal amount of a Security by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on the Securities will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

If any maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day, but the Company will consider that payment as being made on the date that the payment was due to the Holder. In that event, no interest will accrue on the amount payable for the period from and after the payment date. If any other payment date and Reset Date would otherwise be a day that is not a Business Day, such payment date and Reset Date will be the next Business Day, unless such day is in the next succeeding calendar month, in which case the payment date and Reset Date will be the immediately preceding Business Day.

The principal of (and premium, if any) and interest on this Security are payable in such coin or currency of the United States of America as at the time payment is legal tender for payment of public and private debts, at the office or agency of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (hereinafter called the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as Indenture Trustee and Paying Agent, located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security; provided that interest shall be paid by wire transfer in immediately available funds to an account located in the United States of America as the Registered Owner hereof shall designate to the Indenture Trustee in writing at least 15 Business Days prior to such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS, INCLUDING THE OPTIONAL REDEMPTION PROVISIONS, OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. UNLESS THE CERTIFICATE OF AUTHENTICATION HEREON HAS BEEN EXECUTED BY THE TRUSTEE BY MANUAL SIGNATURE, THIS SECURITY SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE INDENTURE, OR BE VALID OR OBLIGATORY FOR ANY PURPOSE.

IN WINTESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

NSTAR ELECTRIC COMPANY
By: /S/ PHILIP J. LEMBO Philip J. Lembo Vice President and Treasurer
Date: May 17, 2013 Attest:	By: /S/ RICHARD J. MORRISON Richard J. Morrison Secretary and Clerk

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORKMELLON TRUST COMPANY, N.A.,as Indenture Trustee
By: /S/ MELONIE YOUNG Melonie Young Vice President

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued under the Indenture, dated as of September 1, 1988, as supplemented, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly Bank of Montreal Trust Company), as Indenture Trustee, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated as the Floating Rate Debentures due May 17, 2016.

The Securities are redeemable at the Company’s option, in whole or in part, without premium, at any time and from time to time, on or after May 17, 2014, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the debentures being redeemed plus any accrued and unpaid interest on the debentures being redeemed to the date of redemption (the “Redemption Date”).  The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months. The Company will deliver notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption. The Securities will not be entitled to the benefit of a sinking fund.

The terms which follow, when used in this Security, shall have the following meanings:

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in Boston, Massachusetts are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee’s corporate trust office is closed for business.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for the debentures (or, with respect to the initial Interest Period only, commencing on the issue date for the debentures) and ending on the day before the next succeeding Interest Payment Date for the debentures.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and

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 in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the Underwriters (as defined below), selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the Underwriters, selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., Boston time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Indenture Trustee, as Indenture Trustee and Paying Agent, located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of any authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees; provided, however, that the Indenture Trustee will not be required to register the transfer of or exchange any Security that has been called for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same; provided, however, that the Company shall not be required to issue any Securities of this series of a denomination less than $1,000.

No service charge (to the Holder) will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture Trustee shall be entitled to withhold from all payments of principal of (and premium, if any) and interest on this Security any amounts required to be withheld under the applicable provisions of the Federal income tax laws of the United States at the time of such payments.

Prior to due presentment for registration of transfer of this Security, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee, may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Security be overdue and neither the Company, the Indenture Trustee nor any agent of the Company or Indenture Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable, and such declarations may be in certain events rescinded, in the manner and with the effect provided in the Indenture.

The Indenture permits, to the extent therein provided, the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding if all of the Securities Outstanding are affected, or the Holders of a majority in aggregate principal amount of each series to be affected, in case one or more, but less than all, of the series of the Outstanding Securities are affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

The Securities of this series are unsecured.

All terms in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Security, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Security.

This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________________ Custodian ____________________

(Custodian)

(Minor)

under Uniform Gifts to Minors Act

_______________________________(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, I or we sell, assign and transfer to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

____________________________________

______________________________________________________________________

(Print or type name, address and zip code of assignee)

______________________________________________________________________

the within Security and hereby irrevocably constitute and appoint attorney to transfer the said Security on the books of the Company with full power of substitution in its premises.

Dated: _______________________

Signed: _____________________

Signatures must be guaranteed by a commercial bank or trust company or a member of a major stock exchange.

__________________________

Signature Guarantee

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular, without alteration or enlargement or any change whatever.

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